UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 14, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

One Research Court, Suite 450

Rockville, Maryland 20850

(Address Of Principal Executive Offices) (Zip Code)

240-430-4212

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 14, 2022, Shuttle Pharmaceuticals, Inc., a Maryland corporation (“Shuttle Pharma”), the wholly-owned operating subsidiary of Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into a manufacturing agreement (the “Manufacturing Agreement”) with TCG GreenChem, Inc., located in Princeton, New Jersey and the U.S. subsidiary of TCG Lifesciences Pvt Ltd., a global contract research and manufacturing services company located in India (together “TCG GreenChem”). Dr. Chis Senanayake, one of our independent directors, is CEO and CSO of TCG GreenChem, Inc. and CSO of TCG Lifesciences Pvt Ltd.

Under the Manufacturing Agreement, TCG GreenChem will manufacture 25 kg of Ropidoxuridine under cGMP (current good manufacturing processes) for use in formulating the drug product for testing in clinical trials of Ropidoxuridine and RT of cancers. In conjunction with manufacturing Robpidoxiuridine, TCG GreenChem will perform process research, development and optimization work for Shuttle Pharma related to Ropidoxuridine and create working standards of starting materials and intermediates to support the qualitative/quantitative analysis of the drug reaction progress, determination of impurities, total mass balance and assay yields of the reactions. In addition, TCG GreenChem will provide Shuttle Pharma bi-weekly reports, all batch records, analytical methods and a campaign report with analytical data related to cGMP, and Shuttle Pharma will own all intellectual property and improvements developed through the Manufacturing Agreement. The total cost for the services provided by TCG GreenChem under the Manufacturing Agreement is $1.5 million.

The foregoing description of the terms of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety to reference to such agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Manufacturing Agreement, dated September 14, 2022, between Shuttle Pharmaceuticals, Inc. and TCG GreenChem, Inc.*

*certain portions of this exhibit have been redacted due to the confidential, private and proprietary nature of such information; further such redacted information has been deemed not material to understanding the underlying rights and oblations of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo
Title:	Chief Executive Officer